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                                                           EXHIBIT 10(iii).9




                      THE OPERATING PERFORMANCE BONUS PLAN
                     FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

              Safeway Inc., a Delaware corporation (the "Company"), hereby adopts The Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the "Plan"). The objectives of the Plan are to motivate and reward executives to produce results that increase shareholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.


                                   ARTICLE I

                                  DEFINITIONS

              Section 1.1 - Base Compensation. "Base Compensation" shall mean the Participant's regular weekly base salary rate as of the first day of the year, excluding moving expenses, bonus pay and other payments which are not considered part of regular weekly salary rate, multiplied by the number of weeks the Participant is eligible, including up to six weeks of Paid Leave of Absence.

              Section 1.2 - Paid Leave of Absence. "Paid Leave of Absence" shall mean a period of time during which a Participant performs no duties due to an illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which the Participant is so paid or so entitled to payment by the Company, whether direct or indirect, but excluding vacation time.

              Section 1.3 - Participant. "Participant" shall mean any of the Chief Executive Officer ("CEO"), the Executive Vice President - Supply and any Executive Officer.

                                   ARTICLE II

                                  BONUS AWARDS

              Section 2.1 - CEO. For each fiscal year the Compensation Committee (the "Committee") shall establish a performance target which shall include three components of overall Company performance: (i) same store sales,
(ii) operating profit and (iii) working capital. Achievement of specified levels above the performance target will result in an award not to exceed 80% of Base Compensation, paid in accordance with Article III. Prior to the payment of a bonus award the Committee must certify the level of performance attained by the Company during the year to which such bonus award relates.

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              Section 2.2 - Executive Officers.  Each Executive Officer
(including the Executive Vice President - Supply, but excluding the CEO) is eligible for this bonus award. Achievement of specified levels above the performance target described under Section 2.1 will result in bonus awards not to exceed 40% for some and up to 100% of other Executive Officers' Base Compensation, as previously established by the Committee. At the CEO's discretion, however, the CEO may reduce the amount payable to any Executive Officer, paid in accordance with Article III. Prior to the payment of a bonus award the Committee must certify the level of performance attained by the Company during the year to which such bonus award relates.

              Section 2.3 - Executive Vice President - Supply. For each fiscal year the Committee shall establish a performance target which shall include four components of performance for the Supply Division: (i) total Supply Division income, (ii) plant performance, (iii) Glencourt income contribution and (iv) working capital turnover. Achievement of specified levels above the performance target will result in an award not to exceed 40% of Base Compensation, paid in accordance with Article III. Prior to the payment of a bonus award the Committee must certify the level of performance attained by the Supply Division during the year to which such bonus award relates.

                                  ARTICLE III

                             PAYMENT OF BONUS AWARD

              Section 3.1 - Form of Payment. Each bonus award shall be divided into two components, a cash bonus and a stock bonus. The amount of cash bonus shall be between 70% and 80% of the bonus award and the amount of stock bonus shall be between 20% and 30% of the bonus award. Stock bonuses shall be paid in accordance with the provisions of the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.

              Section 3.2 - Timing of Payment. Each bonus award shall be paid as soon as practicable after the end of the fiscal year to which such bonus award relates.

                                   ARTICLE IV

                                 SECTION 162(m)

              Section 4.1 - Qualified Performance Based Compensation. The Committee, in it discretion, may determine whether a bonus award should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and may take such actions which it may deem necessary to ensure that such bonus award will so qualify.





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              Section 4.2 - Performance Goals.  With respect to any bonus award which the Committee determines should qualify as performance-based compensation, any of the performance targets described in Sections 2.1 and 2.3, if applicable to such bonus award, shall be established before the first day of the fiscal year to which such bonus award relates, except as may be otherwise provided under Section 162(m)(4)(C) of the Code.

                                   ARTICLE V

                           TRANSFERS AND TERMINATIONS

              Section 5.1 - Transfers. For a Participant who moves from one Executive Officer position to another during a year, the bonus award for the year will be the sum of the pro-rata bonus awards calculated for each position.

              Section 5.2 - Terminations. Except as provided in Section 5.1 or as otherwise provided by the Committee, a Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer at any time during a year shall not be eligible to receive a partial year bonus award, except when the reason for leaving the position is for reasons of health or retirement; provided, however, that with respect to a Participant who leaves for reasons of health or retirement, the Committee or the CEO, in their discretion, may determine that such participant shall not receive a partial year bonus award.

                                   ARTICLE VI

                                 ADMINISTRATION

              Section 6.1 - Compensation Committee

              (a) The Committee shall consist of at least two persons appointed by and holding office at the pleasure of the Board.

              (b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

              Section 6.2 - Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.





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              Section 6.3 - Majority Rule.  The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                                  ARTICLE VII

                                OTHER PROVISIONS

              Section 7.1 - Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) with respect to bonus awards which the Committee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets described in Sections 2.1 and 2.3 if applicable to such bonus awards, after the commencement of the year with respect to which such bonus awards relate.

              Section 7.2 - Approval of Plan by Stockholders. This Plan shall be submitted for the approval of the Company's stockholders.